EXHIBIT 16.1


 Office of the Chief Accountant
 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549


 September 29, 2000


 Dear Sir/Madam:

     We have read Item 4 included in the Form 8-K dated September 29, 2000 of Plastics Mfg. Company filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                      Very truly yours,

                                      WOLF & COMPANY - MILWAUKEE, S.C.
                                      Wolf & Company - Milwaukee, S.C.